Exhibit 16.1

Phone (310) 568-1625

Fax (310) 410-0371

www.kabanico.com

May 13, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street North East

Washington, DC 20549

Re:	Apollo Medical Holdings, Inc. Commission File Number 000-25809

We have read the statements that we understand Apollo Medical Holdings, Inc. will include in Item 4.01 of Form 8K dated May 12, 2014 that it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/S/ Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, CA